Exhibit 99.1
This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor.
The Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is unlawful.
October 26, 2005
NOTICE OF CHANGE IN INFORMATION
by
4307003 Canada Inc., a wholly-owned subsidiary of
Constellation Brands, Inc.
to its
Offer to purchase all of the outstanding Common Shares and associated Poison Pill Rights of
Vincor International Inc.
at
CDN$31.00 in cash per Common Share and associated Poison Pill Right
This Notice of Change in Information amends the information in the Circular as set forth below. Unless the context requires otherwise, capitalized terms used in this Notice of Change in Information have the meanings set forth in 4307003 Canada Inc.’s Offer to Purchase all of the outstanding Common Shares and associated Poison Pill Rights of Vincor International Inc. dated October 19, 2005 and accompanying Circular, provided Offer means the Offer as amended by this Notice of Change in Information.
Description of Changes in Information
1.   Section 5 of the Circular shall be replaced by the following:
          5.    Source of Funds

The Offeror estimates that if it acquires all of the Common Securities pursuant to the Offer, the total cash amount required to purchase such securities will be approximately $1.1 billion. Constellation has obtained a commitment from financial institutions to fund the Offer and to refinance as necessary its existing credit facilities in order to do so. The commitment to fund the Offer is subject to conditions usual in commercial lending transactions of this kind. These conditions largely reflect the conditions of the Offer. The conditions to the funding of the Offer that are in addition to the conditions in the Offer are ones which the Offeror reasonably believes that the possibility is remote that they will not be satisfied. The commitment to refinance Constellation’s existing credit facilities as necessary is unconditional. Due diligence concerning Vincor is not a condition of this financing commitment.

The commitment is for a senior secured term loan with two tranches; the first tranche matures on November 30, 2010 and the second tranche matures in 2012 on the anniversary date of the draw down. The loans are repayable by Constellation from cash flow from operations. The loans bear interest and are subject to fees at levels customary for credit facilities of this type.

2.   The subsections entitled “Subsequent Acquisition Transaction” and “Judicial Developments” in Section 4 of the Circular, “Acquisition of Common Shares Not Deposited”, shall be replaced by the following:

Subsequent Acquisition Transaction

If the Offeror takes up and pays for Common Shares validly deposited under the Offer and the right of Compulsory Acquisition described above is not available or the Offeror elects not to pursue such right, the Offeror currently intends to cause a special meeting of Shareholders to be called to consider an amalgamation, statutory arrangement, capital reorganization or other transaction involving the Company and the Offeror or an Affiliate of the Offeror for the purpose of enabling the Offeror or an Affiliate of the Offeror to acquire all Common Shares not acquired pursuant to the Offer (a “Subsequent Acquisition Transaction”). The timing and details of any such transaction will depend on a number of factors, including the number of Common Shares acquired pursuant to the Offer. If the Minimum Condition is satisfied and the Offeror takes up and pays for the Common Shares deposited under the Offer, the Offeror should own sufficient Common Shares to effect such Subsequent Acquisition Transaction. While the Offeror currently intends that the consideration offered under any Subsequent Acquisition Transaction would be the same cash price as the price offered under the Offer, the consideration offered to holders of Common Shares in a Subsequent Acquisition Transaction could have a higher or lower value than the value of the consideration offered for the Common Shares pursuant to the Offer.

Each type of Subsequent Acquisition Transaction described above would be a “business combination” under Rule 61-501 and a “going private transaction” under Policy Q-27. In certain circumstances, the provisions of Rule 61-501 and Policy Q-27 may also deem certain types of Subsequent Acquisition Transaction to be “related party transactions”. However, if the Subsequent Acquisition Transaction is a “business combination” carried out in accordance with Rule 61-501 or a “going private transaction” carried out in accordance with Policy Q-27, the “related party transaction” provisions of Rule 61-501 and Policy Q-27 will not apply to such transaction. The Offeror intends to carry out any such Going Private Transaction in accordance with Rule 61-501 and Policy Q-27 or exemptions therefrom such that the related party transaction provisions of Rule 61-501 and Policy Q-27 will not apply to the “business combination” or “going private transaction”.

Rule 61-501 and Policy Q-27 provide that unless exempted, a corporation proposing to carry out a “business combination” or a “going private transaction” is required to prepare a valuation of the Common Shares (and any, subject to certain exceptions, non-cash consideration being offered therefor) and provide to the holders of the Common Shares a summary of such valuation or the entire valuation. In connection therewith, the Offeror intends to rely on any exemption then available or to seek waivers pursuant to Rule 61-501 and Policy Q-27 from the OSC and AMF exempting the Offeror or the Company or their Affiliates, as appropriate, from the requirement to prepare a valuation in connection with any Subsequent Acquisition Transaction.

Depending on the nature and terms of the Subsequent Acquisition Transaction, the provisions of the CBCA may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Common Shares at a meeting duly called and held for the purpose of approving a Subsequent Acquisition Transaction. Rule 61-501 and Policy Q-27 would in effect also require that, in addition to any other required security holder approval, in order to complete a business combination or a going private transaction, the approval of a simple majority of the votes cast by “minority” holders of the Common Shares must be obtained unless an exemption is available or discretionary relief is granted by the OSC and the AMF. In relation to any Subsequent Acquisition Transaction, the “minority” holders will be, subject to any available exemption or discretionary relief granted by the OSC and the AMF as required, all Shareholders other than the Offeror, any “interested party” or any person or company who is a “related party” of the Offeror or an “interested party” for purposes of OSC Rule 61-501 and Policy Q-27, including any director or senior officer of the Offeror, any Associate, Affiliate or insider of the Offeror or any of their directors or senior officers or any person or company acting jointly or in concert with any of the foregoing. Rule 61-501 and Policy Q-27 also provide that the Offeror may treat Common Shares acquired pursuant to the Offer as “minority” shares and to vote them, or to consider them voted, in favour of a Subsequent Acquisition Transaction that is a business combination or a going private transaction if the consideration for each security in the Subsequent Acquisition Transaction is at least equal in value to and in the same form as the consideration paid pursuant to the Offer. The Offeror currently intends that the consideration offered under any Subsequent Acquisition Transaction proposed by it would be the same cash price as the price offered under the Offer and the Offeror intends to cause Common Shares acquired pursuant to the Offer to be voted in favour of such transaction.

In addition, under Rule 61-501 and Policy Q-27, if, following the Offer, the Offeror and its Affiliates are the registered holders of 90% or more of the Common Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if an enforceable right to dissent and seek fair value or a substantially equivalent right is made available to the minority shareholders.

If the Offeror decides not to effect a Compulsory Acquisition or propose a Subsequent Acquisition Transaction involving the Company, or proposes a Subsequent Acquisition Transaction but cannot promptly obtain any required approval or exemption, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable law, purchasing additional Common Securities in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from the Company, or taking no further action to acquire additional Common Securities. Any additional purchases of Common Securities could be at a price greater than, equal to or less than the price to be paid for Common Securities under the Offer and could be for cash and/or securities or other consideration. Alternatively, the Offeror may sell or otherwise dispose of any or all Common Securities acquired pursuant to the Offer or otherwise. Such transactions may be effected on terms and at prices then determined by the Offeror, which may vary from the terms and the price paid for Common Securities under the Offer.

Any Subsequent Acquisition Transaction may also result in Shareholders, under Section 190 of the CBCA, having the right to dissent and demand payment of the fair value of their Common Shares. If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their Common Shares. The fair value of Common Shares so determined could be more or less than the amount paid per Common Share pursuant to the Subsequent Acquisition Transaction or the Offer.

The tax consequences to a Shareholder of a Subsequent Acquisition Transaction may differ from the tax consequences to such Shareholder accepting the Offer as described in Section 15 of this Circular, “Certain Canadian Federal Income Tax Considerations”. Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Subsequent Acquisition Transaction if and when proposed.

Judicial Developments

Prior to the adoption of OSC Rule 61-501 (or its predecessor, OSC Policy 9.1) and Policy Q-27, Canadian courts had in a few instances, granted preliminary injunctions to prohibit transactions involving going private transactions. The trend both in legislation and in Canadian jurisprudence has been towards permitting going private transactions to proceed subject to compliance with procedures designed to ensure substantive fairness to the minority shareholders. Shareholders should consult their legal advisors for a determination of their legal rights.
3.   In addition, the definition of “Going Private Transaction” shall be deleted from the Glossary.
Other Information
The terms and conditions in the Offer continue to be applicable in all respects. The Offer remains open for acceptance until the Expiry Time, being 5:00 p.m. Toronto time, on November 28, 2005, unless the Offer is extended by the Offeror. Common Shares and associated Poison Pill Rights may be deposited with the Depositary at any time prior to the Expiry Time in the manner described in Section 3 of the Offer to Purchase, “Manner of Acceptance”.
Upon the terms and subject to the conditions of the Offer, the Offeror will take up the Common Securities validly deposited under the Offer and not withdrawn, not later than 10 days after the Expiry Time and will pay for the Common Securities taken up as soon as possible, but in any event not later than three (3) business days after the taking up of the Common Securities.
Shareholders have the right to withdraw Common Securities deposited pursuant to the Offer and not taken up in the manner described in Section 6 of the Offer to Purchase, “Withdrawal of Deposited Securities”.
Offeree’s Statutory Rights
Securities legislation in certain of the provinces and territories of Canada provides securityholders of the Company with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such securityholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer.

Certificate of 4307003 Canada Inc.
The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Common Shares which are the subject of the Offer.

(Signed) F. Paul Hetterich Chief Executive Officer	(Signed) Thomas S. Summer Chief Financial Officer
On behalf of the Board of Directors of
4307003 Canada Inc.

(Signed) Richard Sands Director	(Signed) Robert Sands Director
Certificate of Constellation Brands, Inc.
The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Common Shares which are the subject of the Offer.

(Signed) Richard Sands Chairman and Chief Executive Officer	(Signed) Thomas S. Summer Executive Vice President and Chief Financial Officer
On behalf of the Board of Directors of
Constellation Brands, Inc.

(Signed) James A. Locke III Director	(Signed) Robert Sands Director

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